Exhibit 10.1(g)

SPY INC.

2004 Stock Incentive Plan

(Amended and Restated September 13, 2011)

Notice of Stock Option Grant

You have been granted the following Option to purchase Common Stock of SPY Inc. (the “Company”) under the Company’s 2004 Stock Incentive Plan (the “Plan”):

Name of Optionee:	[__________________]

Total Number of Option Shares Granted:

Type of Option:	Nonstatutory (NSO)

Exercise Price Per Share:	$[____]

Grant Date:	_________________, 20__

Vesting Commencement Date:	_________________, 20__

Vesting Schedule:	Subject to the Optionee’s continuous Service and other limitations set forth in this Notice and the Stock Option Agreement, this option shall vest and be exercisable one-third annually such that [NUMBER] shares vest on _______________, 20__, [NUMBER] shares vest on _______________, 20__, and [NUMBER] shares vest on _______________, 20__.

Expiration Date:	_________________, 20__. This Option expires earlier if your Service (as defined in the Plan) terminates earlier, as described in the Stock Option Agreement.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

By your signature and the signature of the Company’s representative below, you and the Company agree that this Option is granted under and governed by the term and conditions of the Plan and the Stock Option Agreement, both of which are attached to and made a part of this document.

OPTIONEE:	SPY INC.

By:
Optionee’s Signature

Name:
Optionee’s Printed Name	Title:	Chief Executive Officer

SPY INC.

2004 STOCK INCENTIVE PLAN

STOCK OPTION AGREEMENT

The Plan and Other Agreements

The text of the Plan is incorporated in this Agreement by reference. You and the Company agree to execute such further instruments and to take such further action as may reasonably be necessary to carry out the intent of this Agreement. Unless otherwise defined in this Agreement or the attached cover sheet, certain capitalized terms used in this Agreement are defined in the Plan.

This Agreement and the Plan constitute the entire understanding between you and the Company regarding this Option. Any prior agreements, commitments or negotiations concerning this Award are superseded. Should any provision of this Agreement be determined to be illegal or unenforceable, the other provisions shall nevertheless remain effective and shall remain enforceable.

This Option is not intended to be deferred compensation under section 409A of the Code and will be interpreted accordingly.

Tax Treatment	This Option is intended to be an incentive stock option under Section 422 of the Internal Revenue Code or a nonstatutory stock option, as provided in the Notice of Stock Option Grant. Even if this Option is designated as an incentive stock option, it shall be deemed to be a nonstatutory stock option to the extent required by the $100,000 annual limitation under Section 422(d) of the Internal Revenue Code.

Service Vesting	Subject to the Optionee’s continuous Service and other limitations set forth in this Notice and the Stock Option Agreement, this option shall vest and be exercisable one-third annually such that ____________ shares vest on _______________, 20__, ____________ shares vest on _______________, 20__, and ____________ shares vest on _______________, 20__.

Change in Control Vesting	The vesting of this Option also will accelerate in full if not assumed or substituted for by the acquiring entity upon a Change in Control. The vesting of the Option also will accelerate in full if Optionee’s Service is either: (i) terminated by the Company without Cause within twelve (12) months following a Change in Control, or (ii) terminated by Optionee for Good Reason within fourteen (14) months following a Change in Control.

For purposes of this Agreement, “Cause” will be determined by the Committee or by the Company’s Chief Executive Officer in his/her sole discretion and shall consist of one or more of the following: (i) Commission by Optionee of a felony or any lesser crime or offense involving fraud, embezzlement, dishonesty, breach of trust, or breach of fiduciary duty; or (ii) Conduct by Optionee that has caused demonstrable and serious injury to the Company or any of its affiliates, monetary or otherwise; or (iii) The order of a regulatory agency that Optionee be removed from any office, authority, or employment with the Company; or (iv) Willful misconduct, refusal to perform, or substantial disregard of duties properly assigned to Optionee by the Company; or (v) Breach by Optionee of duty of loyalty to the Company or any of its affiliates or other act of fraud or dishonesty with respect to the Company or any of its affiliates; or (vi) Breach by Optionee of the terms of any agreement between or among Optionee and the Company; or (vii) Optionee’s violation of any policy of the Company.

For purposes of this Agreement, “Good Reason” means the occurrence of any of the following events or conditions (and the initial existence of the Good Reason event must have occurred on or after a Change in Control) unless consented to by the Optionee (and the Optionee shall be deemed to have consented to any such event or condition unless the Optionee provides written notice to the Company of the Optionee’s non-acquiescence within 30 days of the initial occurrence of such event or condition and such notice must describe in detail the basis and underlying facts supporting Optionee’s belief that a Good Reason event has occurred (the “Good Reason Notice”)): (i) a change in the Optionee’s responsibilities or duties which represents a material diminution in the Optionee’s responsibilities or duties as in effect immediately preceding the consummation of a Change in Control; (ii) a reduction in the Optionee’s base salary to a level below that in effect at any time within six (6) months preceding the consummation of a Change in Control or at any time thereafter; provided that an across-the-board reduction in the salary level of substantially all other individuals in positions similar to the Optionee’s by the same percentage amount shall not constitute such a salary reduction; or (iii) requiring the Optionee to be based at any place outside a 50-mile radius from the Optionee’s job location prior to the Change in Control except for reasonably required travel on business which is not materially greater than such travel requirements prior to the Change in Control. For sake of clarity , a material diminution in the Optionee’ responsibilities or duties shall not be deemed to have occurred solely on account of a change in the Optionees’s authority, duties, responsibilities or title, or a change with respect to whom the Optionee reports or who reports to the Optionee, in each case, without the Optionee’s consent following a Change in Control, if any such change is to conform the Optionees’s authority, duties and responsibilities to those of a position consistent with the Company’s organization and related needs, following the Change in Control.

After its receipt of the Good Reason Notice, the Company shall then have thirty (30) days to cure or remedy the alleged Good Reason event. Optionee’s resignation for Good Reason can only be effective if the Company has not cured or remedied the Good Reason event within thirty (30) days after the Company’s receipt of the Good Reason Notice and in such case Optionee’s Service shall terminate for Good Reason upon the expiration of the 30 day cure or remedy period. If the Company does timely cure or remedy the Good Reason event, then the Optionee may either resign his/her Service without Good Reason or the Optionee may continue to remain in Service in an at-will capacity with the Company.

Term	This Option expires in any event at the close of business at Company headquarters on _______________, 20__. This Option may expire earlier if Optionee’s Service terminates, as described below.

Regular Termination	If your Service terminates for any reason except death or “Total and Permanent Disability” (as defined in the Plan), then this Option will expire at the close of business at Company headquarters on the date three (3) months after the date your Service terminates (or, if earlier, the Expiration Date). The Company has discretion to determine when your Service terminates for all purposes of the Plan and its determinations are conclusive and binding on all persons.

Death	If you die, then this Option will expire at the close of business at Company headquarters on the date twelve (12) months after the date your Service terminates (or, if earlier, the Expiration Date). During that period of up to twelve (12) months, your estate or heirs may exercise the Option.

Total and Permanent Disability	If your Service terminates because of your Total and Permanent Disability, then this Option will expire at the close of business at Company headquarters on the date twelve (12) months after the date your Service terminates (or, if earlier, the Expiration Date).

Leaves of Absence

For purposes of this Option, your Service does not terminate when you go on a military leave, a sick leave or another bona fide leave of absence, if the leave was approved by the Company in writing and if continued crediting of Service is required by the terms of the leave or by applicable law. But your Service terminates when the approved leave ends, unless you immediately return to active work.

If you go on a leave of absence, then the vesting schedule specified in the Notice of Stock Option Grant may be adjusted in accordance with the Company’s leave of absence policy or the terms of your leave. If you commence working on a part-time basis, then the vesting schedule specified in the Notice of Stock Option Grant may be adjusted in accordance with the Company’s part-time work policy or the terms of an agreement between you and the Company pertaining to your part-time schedule.

The Company determines which leaves count for this purpose (along with determining the effect of a leave of absence on vesting of the Award), and when your Service terminates for all purposes under the Plan.

Restrictions on Exercise	The Company will not permit you to exercise this Option if the issuance of shares at that time would violate any law or regulation. The inability of the Company to obtain approval from any regulatory body having authority deemed by the Company to be necessary to the lawful issuance and sale of the Company stock pursuant to this Option shall relieve the Company of any liability with respect to the non-issuance or sale of the Company stock as to which such approval shall not have been obtained. However, the Company shall use its best efforts to obtain such approval.

Notice of Exercise	When you wish to exercise this Option you must notify the Company by completing the attached “Notice of Exercise of Stock Option” form and filing it with the Option Administrator. Your notice must specify how many shares you wish to purchase. Your notice must also specify how your shares should be registered. The notice will be effective when it is received by the Company. If someone else wants to exercise this Option after your death, that person must prove to the Company’s satisfaction that he or she is entitled to do so.

Form of Payment	When you submit your Notice of Exercise of Stock Option, you must include payment of the Option exercise price for the shares you are purchasing. Payment may be made in the following form(s):

• Your personal check, a cashier’s check or a money order.

•      Certificates for shares of Company stock that you own, along with any forms needed to effect a transfer of those shares to the Company. The value of the shares, determined as of the effective date of the Option exercise, will be applied to the Option exercise price. Instead of surrendering shares of Company stock, you may attest to the ownership of those shares on a form provided by the Company and have the same number of shares subtracted from the Option shares issued to you. However, you may not surrender, or attest to the ownership of shares of Company stock in payment of the exercise price if your action would cause the Company to recognize a compensation expense (or additional compensation expense) with respect to this Option for financial reporting purposes.

•      By delivering on a form approved by the Committee of an irrevocable direction to a securities broker approved by the Company to sell all or part of your Option shares and to deliver to the Company from the sale proceeds in an amount sufficient to pay the Option exercise price and any withholding taxes. The balance of the sale proceeds, if any, will be delivered to you. The directions must be given by signing a special “Notice of Exercise” form provided by the Company.

•      Irrevocable directions to a securities broker or lender approved by the Company to pledge Option shares as security for a loan and to deliver to the Company from the loan proceeds an amount sufficient to pay the Option exercise price and any withholding taxes. The directions must be given by signing a special “Notice of Exercise” form provided by the Company.

Notwithstanding the foregoing, payment may not be made in any form that is unlawful, as determined by the Company in its sole discretion.

Withholding Taxes and Stock Withholding	You will not be allowed to exercise this Option unless you make arrangements acceptable to the Company to pay any withholding taxes that may be due as a result of the Option exercise. These arrangements may include withholding shares of Company stock that otherwise would be issued to you when you exercise this Option. The value of these shares, determined as of the effective date of the Option exercise, will be applied to the withholding taxes.

Restrictions on Resale	By signing this Agreement, you agree not to sell any Option shares at a time when applicable laws, Company policies or an agreement between the Company and its underwriters prohibit a sale (e.g., a lock-up period after the Company goes public). This restriction will apply as long as you are an employee, consultant or director of the Company or a subsidiary of the Company.

Transfer of Option	In general, only you can exercise this Option prior to your death. You cannot transfer or assign this Option, other than as designated by you by will or by the laws of descent and distribution, except as provided below. For instance, you may not sell this Option or use it as security for a loan. If you attempt to do any of these things, this Option will immediately become invalid. You may in any event dispose of this Option in your will. Regardless of any marital property settlement agreement, the Company is not obligated to honor a notice of exercise from your former spouse, nor is the Company obligated to recognize your former spouse’s interest in your Option in any other way.

However, if this Option is designated as a nonstatutory stock option in the Notice of Stock Option Grant, then the “Committee” (as defined in the Plan) may, in its sole discretion, allow you to transfer this Option as a gift to one or more family members. For purposes of this Agreement, “family member” means a child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law or sister-in-law (including adoptive relationships), any individual sharing your household (other than a tenant or employee), a trust in which one or more of these individuals have more than 50% of the beneficial interest, a foundation in which you or one or more of these persons control the management of assets, and any entity in which you or one or more of these persons own more than 50% of the voting interest.

In addition, if this Option is designated as a nonstatutory stock option in the Notice of Stock Option Grant, then the Committee may, in its sole discretion, allow you to transfer this option to your spouse or former spouse pursuant to a domestic relations order in settlement of marital property rights.

The Committee will allow you to transfer this Option only if both you and the transferee(s) execute the forms prescribed by the Committee, which include the consent of the transferee(s) to be bound by this Agreement.

Retention Rights	Your Option or this Agreement does not give you the right to be retained by the Company (or any Parent or any Subsidiaries or Affiliates) in any capacity. The Company (or any Parent and any Subsidiaries or Affiliates) reserves the right to terminate your Service at any time and for any reason.

Stockholder Rights	You, or your estate or heirs, have no rights as a stockholder of the Company until a certificate for your Option Shares (if any) has been issued. No adjustments are made for dividends or other rights if the applicable record date occurs before you exercise this Option, except as described in the Plan.

Extraordinary Compensation	This Award and the Shares subject to the Award are not intended to constitute or replace any pension rights or compensation and are not to be considered compensation of a continuing or recurring nature, or part of your normal or expected compensation, and in no way represent any portion of your salary, compensation or other remuneration for any purpose, including but not limited to, calculating any severance, resignation, termination, redundancy, dismissal, end of Service payments, bonuses, long-service awards, pension or retirement benefits or similar payments.

Adjustments	In the event of a stock split, a stock dividend or a similar change in the Company stock, the number of Shares covered by this Option (rounded down to the nearest whole number) and the Exercise Price per Share may be adjusted pursuant to the Plan. Your Option shall be subject to the terms of the agreement of merger, liquidation or reorganization in the event the Company is subject to such corporate activity.

Legends

All certificates representing the Shares issued (if any) upon exercise of this Option shall, where applicable, have endorsed thereon the following legends and any other legend the Company determines appropriate:

“THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER AND OPTIONS TO PURCHASE SUCH SHARES SET FORTH IN AN AGREEMENT BETWEEN THE COMPANY AND THE REGISTERED HOLDER, OR HIS OR HER PREDECESSOR IN INTEREST. A COPY OF SUCH AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICE OF THE COMPANY AND WILL BE FURNISHED UPON WRITTEN REQUEST TO THE SECRETARY OF THE COMPANY BY THE HOLDER OF RECORD OF THE SHARES REPRESENTED BY THIS CERTIFICATE.”

“THE SHARES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, PLEDGED, OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION THEREOF UNDER SUCH ACT OR AN OPINION OF COUNSEL, SATISFACTORY TO THE COMPANY AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED.”

Venue	The parties agree that any suit, action, or proceeding arising out of or relating to the Notice, the Plan or this Agreement shall be brought in the United States District Court for the Southern District of California (or should such court lack jurisdiction to hear such action, suit or proceeding, in a California state court in the County of San Diego) and that the parties shall submit to the jurisdiction of such court. The parties irrevocably waive, to the fullest extent permitted by law, any objection the party may have to the laying of venue for any such suit, action or proceeding brought in such court. If any one or more provisions of this paragraph shall for any reason be held invalid or unenforceable, it is the specific intent of the parties that such provisions shall be modified to the minimum extent necessary to make it or its application valid and enforceable.

Notice	Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery, upon deposit for delivery by an internationally recognized express mail courier service or upon deposit in the United States mail by certified mail (if the parties are within the United States), with postage and fees prepaid, addressed to the other party at its address as shown in these instruments, or to such other address as such party may designate in writing from time to time to the other party. The Participant agrees to promptly notify the Company upon any change in his/her residence address.

Applicable Law	This Agreement is to be construed in accordance with and governed by the internal laws of the State of Delaware without giving effect to any choice of law rule that would cause the application of the laws of any jurisdiction other than the internal laws of the State of Delaware to the rights and duties of the parties.

Voluntary Participant;	You acknowledge that you are voluntarily participating in the Plan.

No Rights to Future Awards	Your rights, if any, in respect of or in connection with this Option or any other Awards are derived solely from the discretionary decision of the Company to permit you to participate in the Plan and to benefit from a discretionary future Award. By accepting this Option, you expressly acknowledge that there is no obligation on the part of the Company to continue the Plan and/or grant any additional Awards to you or benefits in lieu of Options or any other Awards even if Awards have been granted repeatedly in the past. All decisions with respect to future Awards, if any, will be at the sole discretion of the Committee.

Future Value	The future value of the underlying Shares is unknown and cannot be predicted with certainty. If the underlying Shares do not increase in value after the Grant Date, the Option will have little or no value. If you exercise the Option and obtain Shares, the value of the Shares acquired upon exercise may increase or decrease in value, even below the Exercise Price.

No Advice Regarding Grant	The Company has not provided any tax, legal or financial advice, nor has the Company made any recommendations regarding your participation in the Plan, or your acquisition or sale of the underlying Shares. You are hereby advised to consult with your own personal tax, legal and financial advisors regarding your participation in the Plan before taking any action related to the Plan or this Option.

No Right to Damages	You will have no right to bring a claim or to receive damages if any portion of the Option is cancelled or expires unexercised. The loss of existing or potential profit in the Option will not constitute an element of damages in the event of the termination of your Service for any reason, even if the termination is in violation of an obligation of the Company or a Parent or a Subsidiary or an Affiliate to you.

Data Privacy	You hereby explicitly and unambiguously consent to the collection, use and transfer, in electronic or other form, of your personal data as described in this document by the Company for the exclusive purpose of implementing, administering and managing your participation in the Plan. You understand that the Company holds certain personal information about you, including, but not limited to, name, home address and telephone number, date of birth, social security or insurance number or other identification number, salary, nationality, job title, any shares of stock or directorships held in the Company, details of all Awards or any other entitlement to Shares awarded, cancelled, purchased, exercised, vested, unvested or outstanding in your favor for the purpose of implementing, managing and administering the Plan (“Data”). You understand that the Data may be transferred to any third parties assisting in the implementation, administration and management of the Plan, that these recipients may be located in your country or elsewhere and that the recipient country may have different data privacy laws and protections than your country. You authorize the recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing your participation in the Plan, including any requisite transfer of such Data, as may be required to a broker or other third party with whom you may elect to deposit any Shares acquired under the Plan.

Construction	The captions used in this Agreement are inserted for convenience and shall not be deemed a part of the Award for construction or interpretation. Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular. Use of the term “or” is not intended to be exclusive, unless the context clearly requires otherwise.

Other Information	You agree to receive stockholder information, including without limitation copies of any annual report, proxy statement and/or any current/periodic report, from the Company’s website at http://www.orangetwentyone.com, if the Company wishes to provide such information through its website.

BY SIGNING THE COVER SHEET OF THIS AGREEMENT,

YOU AGREE TO ALL OF THE TERMS AND CONDITIONS

DESCRIBED ABOVE AND IN THE PLAN

SPY INC.

2004 STOCK INCENTIVE PLAN

NOTICE OF EXERCISE OF STOCK OPTION

You must complete and sign this Notice on the last page before submitting it to the Company

OPTIONEE INFORMATION:

Name: ____________________________	Social Security Number: ____________________________

Address: ____________________________	Employee Number: ____________________________

____________________________

OPTION INFORMATION:

Date of Grant: , 20__	Type of Stock Option: Nonstatutory (NSO)*

Exercise Price per Share: $[ ]	Total number of shares of Common Stock of SPY INC. (the “Company”) covered by option: ____

*	This Option is not intended to be an incentive stock option under Section 422 of the Internal Revenue Code, as provided in the Notice of Stock Option Grant. Even if this Option is designated as an incentive stock option, it shall be deemed to be a nonstatutory stock option to the extent required by the $100,000 annual limitation under Section 422 of the Internal Revenue Code.

EXERCISE INFORMATION:

Number of shares of Common Stock of the Company for which option is being exercised now:                     . (These shares are referred to below as the “Purchased Shares.”)

Total exercise price for the Purchased Shares: $

Form of payment enclosed:

[check all that apply]:

☐	Check for $ , payable to “SPY INC.”

☐	Certificate(s) for shares of Common Stock of the Company that I have owned for at least six months or have purchased in the open market. (These shares will be valued as of the date when the Company receives this notice.)

☐	Attestation Form covering shares of Common Stock of the Company. (These shares will be valued as of the date when the Company receives this notice.)

Name(s) in which the Purchased Shares should be registered:

[please check one box]:

☐ In my name only

☐ In the names of my spouse and myself as community property	My spouse’s name (if applicable): ____________________________________________

☐ In the names of my spouse and myself as joint tenants with the right of survivorship

☐ In the name of an eligible revocable trust	Full legal name of revocable trust: ____________________________________________ ____________________________________________ ____________________________________________

The certificate for the Purchased Shares should be sent to the following address:

____________________________________________

____________________________________________

____________________________________________

____________________________________________

____________________________________________

____________________________________________

____________________________________________

____________________________________________

ACKNOWLEDGMENTS:

1.	I understand that all sales of Purchased Shares are subject to compliance with the Company’s policy on securities trades.

2.	I hereby acknowledge that I received and read a copy of the prospectus describing the Company’s 2004 Stock Incentive Plan dated October 4, 2011, and the tax consequences of an exercise.

3.	In the case of a nonstatutory option, I understand that I must recognize ordinary income equal to the spread between the fair market value of the Purchased Shares on the date of exercise and the exercise price. I further understand that I am required to pay withholding taxes at the time of exercising a nonstatutory option.

4.	In the case of an incentive stock option, I agree to promptly notify the Company if I dispose of the Purchased Shares before I have met both of the tax holding periods applicable to incentive stock options (that is, if I make a disqualifying disposition).

5.	I acknowledge that the Company has encouraged me to consult my own adviser to determine the form of ownership that is appropriate for me. In the event that I choose to transfer my Purchased Shares to a trust that does not satisfy the requirements of the Internal Revenue Service (i.e., a trust that is not an eligible revocable trust), I also acknowledge that the transfer will be treated as a “disposition” for tax purposes. As a result, the favorable ISO tax treatment will be unavailable and other unfavorable tax consequences may occur.

SIGNATURE AND DATE:

____________________________________________             _______________, 20__